EXHIBIT 99.0

                               PRELIMINARY REPORT

                              PAPA HILL, OWL CANYON

                                MINERAL PROPERTY

                        SAN BERNARDINO COUNTY, CALIFORNIA

                      Silver-Gold Epithermal Mineralization


                               By S. B. Balantyne

                      Consultant to Can-Cal Resources, Ltd.



                             CAN-CAL RESOURCES LTD.
                             1505 Blackcombe Street
                              Building 2, Unit 203
                             Las Vegas, Nevada 89128
                             (702) 240-6565 - Phone
                              (702) 758-4279 - Fax

                               -------------------

                           Stock Trading Symbol: CCRE
                            WEBSITE: www.can-cal.com
                             E-MAIL: mining@gte.nte

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                                TABLE OF CONTENTS

  (Page numbers reflect pages in original report and do not correspond to page numbers in this Annual Report on Form 10-K. Maps and photos are not filed.)

                                                                                  BETWEEN
                                                                      PAGE         PAGE

INTRODUCTION                                                          1

GENERAL OUTLINE                                                       2 - 10
    LOCATION                                                          2
    ACCESS                                                            2
    MAP ONE: Road Access                                                            2 - 3
    MAP TWO: Location Papa Hill, Silurian Hills                                     2 - 3
    TOPOGRAPHY                                                        3
    CLIMATE and VEGETATION                                            3
    OWL CANYON TOPOGRAPHIC MAP, 7.5 Minute                                          3 - 4
    PHOTOS: Papa Hill and Owl Canyon Topography, Vegetation                         3 - 4
    TITLES and OWNERSHIP                                              4
    MAP THREE: Owl Canyon Mineral Property Claims and Sections                      4 - 5
    OWL CANYON: Mineral Property claims and Topography Map                          4 - 5
    PERMITTING                                                        5
    PHOTOS: Permitted Trenching and Owl Canyon Access, Silurian Hills               5 - 6
    HISTORY OF PROPERTY AND THE SILURIAN HILLS DISTRICT,
    San Bernardino, California                                        6, 7

    GENERAL GEOLOGY OF SILURIAN HILLS                                 8, 9

    PHOTOS: Paleozoic Silurian Hills Riggs formation;
    Carbonates Hosts Papa Hill Discovery                                            9 -10


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                          TABLE OF CONTENTS (Continued)

                                                                                   BETWEEN
                                                                      PAGE          PAGE
DETAILED OUTLINE OF MINERALIZATION                                    10-14

    INTRODUCTION                                                      10

    EPITHERMAL FEATURES and MINERALOGY                                10, 11

    GENERAL FEATURES AND GEOLOGY MAP, OLC #4 Mineral Claim                          10 -11

    DETAILED MINERAOLOGY: CANMET REPORT                               12, 13

    PAPA HILL CANMET SEM MINERALOGY, BSE IMAGES (7C-9E)                             12 -13


INTERPRETATION OF CANMET & ACME DATA                                  14-17

    UNDERGROUND SAMPLING PAPA HILL SHAFT                              15

    FOLD OUT DETAILED GEOLOGY MAP: Papa Hill                                        15 -16

    SURFACE BRECCIA DEPOSITS                                          16, 17

    TABLE A, TABLE B Geochemical Data                                               16 -17


PAPA HILL PHASE ONE TRENCHING PROGRAM                                 17-21

    PHOTOS PAPA HILL TRENCHING                                                      17 - 18

    TRENCHING PAPA HILL (Gold Data: 50 ppb to >1g)                                  20 - 21

    TRENCHING PAPA HILL (Gold Data: >1g)                                            20 - 21

    TRENCHING PAPA HILL (Silver Data: 5g to > 99.9g)                                20 - 21

    TRENCHING PAPA HILL (Silver Data: >3 opt)                                       20 - 21


CONCLUSIONS and RECOMMENDATIONS                                       22

    MAP OF PAPA HILL PROPOSED DRILL SITES                                           22

TABLES 1 to 18: DETAILED GEOCHEMICAL DATA
FOR PAPA HILL TRENCHES 1 to 18

REFERENCES

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PRELIMINARY REPORT

PAPA HILL,  OWL CANYON MINERAL PROPERTY

SAN BERNARDINO COUNTY, CALIFORNIA

Silver-Gold Epithermal Mineralization

By S.B. Ballantyne
Consultant to Can-Cal Resources LTD
Prepared December, 1999

INTRODUCTION

The Papa Hill epithermal, precious metal discovery is located in the Silurian Hills, in the Mojave Desert some 20 miles north of Baker California and about 20 miles southeast of Death Valley. The Silurian Hills lie just to the east of the Death Valley fault zone and graben and its junction with another tectonically active structure, the Garlock fault zone. These regional structures may have helped in part control the episodes of late Tertiary volcanism and hydrothermal associated channeling and fluid flow in the region. The Papa Hill near-surface, epithermal, gold and silver mineraliza-tion has manifestations and features of hot spring activity. The Silurian Hills have historically been host to numerous lead-silver ores in the structurally deformed terrain. Potential for shallow, high-level, bonanza gold and silver epithermal mineralization was previously unrecognized prior to our discovery at Papa Hill.

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GENERAL OUTLINE

LOCATION:

Specifically, the Silurian Hills are located in the Silurian Hills 15-minute quadrangle. The property is located in the northeastern corner of the 7.5 minute series topographic map entitled North of Baker Quadrangle California - San Bernardino County in Section 9, Township 16N, Range 9E. It is centered along the topographic feature known as Owl Canyon (See map 1, 2).

The area lies within the California Desert Conservation Area administered by the U.S. Bureau of Land Management (BLM). This agency identified the Silurian Hills as having high mineral potential for silver (1980) which led the County of San Bernardino to zone the area for mining and mineral exploration (Ely, 1982).

ACCESS

From Interstate 15 at Baker, California, access is via California State Highway 127 for a distance of nine miles north of the service center town of Baker. At the Powerline Road junction turn right and travel on a USGS class 3 road generally under the Power Transmission Line for a further 9 miles. At this point turn to the left and head north to the Silurian Hills until metal gates are reached after 5 miles of slow, track-road, travel. This is the eastern boundary of the Owl Canyon Mineral Property. Travel to the Papa Hill discovery is through the Owl Canyon (wash) track road going generally west for a distance of approximately one-mile.

A second access route to the Papa Hills discovery is also from the Power Trans-mission Line Road on a longer secondary road and track leading to the west and then northeast to Papa Hill. It is this route which would be suitable for drilling equipment access to the project, as the discovery is located at the western end of the Owl Canyon Wash. From the natural gas substation on the Power Line Transmission Road turn to the left from

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this main road and travel west. At 0.7 miles keep to the right at the "Y" and go east towards the talc mines seen in the hills directly ahead. At a further 0.2 of a mile at the "Y" go left heading NW towards the dry lake bed in the valley. At a distance of 0.4 miles further stay to the left as the road to the right goes to the talc mine. At a further 1.0 miles another road goes to the right to talc mines so bear to the left. At a further 0.2 miles another road turns to the right but stay to the left. At a distance of 3.2 miles turn to the right heading to the east and travel a distance of 1.5 miles to the Papa Hill discovery outcrop on the left or south side of the Owl Canyon Wash.

TOPOGRAPHY

Relief at the Owl Canyon Mineral Property area ranges from 650 meters to about 775 meters (elevation 2,000 to 3,000 feet above sea level). Locally, topographic relief is on the order of 1,000 feet in less than one half a mile along the Owl Canyon topographic feature.

Papa Hill is located on the western boundary of the Owl Canyon Mineral Property. It is a separate outcrop, which rises some 60 to 100 feet in height, well above the surrounding Rigg's Wash gravels and sand. Its shape is somewhat "wedge-like" in appearance with the steep edge to the north as a cliff-former above the Owl Canyon Wash (see photo).

CLIMATE and VEGETATION

The area is typical of Southwestern California Desert. Temperatures reach 116*F in the summer and little rain or snow falls in winter. The property can be worked on a year-round basis. Vegetation is sparse generally limited to the dry washes. It is typical of the Lower Sonoran life zone. Drinking water is trucked in from Baker California. A water well of unknown capacity is located near the eastern property boundary. It may be possible that a supply of drilling water could be obtained from this source.

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TITLES AND OWNERSHIP

The Papa Hill discovery is located on OCL #4 lode mineral claim which is part of the thirty-seven lode mineral claims which were staked in the fall of 1999 to constitute the Owl Canyon Mineral Property (See Map 3). U.S. Military lands abut the western claim boundary and no mineral staking is allowed to the west of OCL#4.

The property is held by right of discovery and location. The titles are regular in every way. All requirements provided by California and Federal Law necessary to acquire and hold lode mining claims have been complied with. Records-forms were duly filed at San Bernardino County offices and the U.S. Bureau of Land Management. All location fees, service charges and maintenance fees at the County and BLM have been paid in full.

All claims of the Owl Canyon Mineral Property have been staked short of the 1,500 feet length and the 600-foot width and are less than 20 acres in size to ensure that no fractions have been left unstaked. Wooden posts and rock monuments surrounding the posts have been erected at each corner and at the discovery monument. Aluminum tags naming claim(s) and corner(s) are affixed to each post. Location notices are attached to each post by means of a glass jar and lid attached to the wooden post. All posts are flagged with tape and the boundaries of the claims have been flagged so that they can be readily traced in the field.

In the case of Papa Hill lode mineral claim, OCL #4, the length of the claim is east-west (1,500 ft) and the width (600 ft) is north-south in direction. The Papa Hill discovery was duly staked September 1, 1999 (i.e. date of location) and filed at San Bernardino, at the County of San Bernardino, California, Recorder Larry Walker at 8:35am 09,01,1999, document Number 1990371131. BLM filing resulted in recording and issuance of CAMC #276022 for OCL #4. (See attached Notice of Mining Claim Appendix A).

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Ownership  of the  claim is  divided  equally  under a joint  venture  agreement between S & S Mining (The Schwarz Family, 16008 Ash Street, Hesperia,CA 92345) and Can-Cal Resources LTD. (1505 Blackcombe St., Building 2,Unit 203, Las Vegas, Nevada 89128). The claim is located in the name of S & S Mining and Can-Cal Resources LTD. All of the 37 newly staked lode mineral claims (Owl Canyon Mineral Property) are owned and located by these two parties.

Within the Owl Canyon Mineral Property area three patent claims and one Mill Site claim are also located and remain in good standing.

PERMITTING

The Papa Hill discovery warranted exploration activity. Consequently, S & S Mining and Can-Cal Resources LTD. filed a Notice of Disturbance Form with the BLM at their field office in Barstow, California. A meeting had been held with United States Department of Interior, Bureau of Land Management, Geologist Mr. Ken Schulte prior to the Notice filing. A suggested format for a Notice Form was subsequently filed on September 22, 1999 in Barstow, California.

Prior to granting the Notice of Disturbance application the Papa Hill discovery and OCL#4 mineral claim were visited by three staff of the BLM Field Office of Barstow, California. BLM Geologist, Mr. Larry Monroe led the visit and a Biologist and Archeologist also attended. Mr. Monroe verified the validity of the mineral claim OCL #4 as a locatable deposit and verified the erection of corner and discovery posts etc. The Biologist examined the sparsely vegetated outcrops at Papa Hill. The Archeologist examined the remnants of historic exploration around the "old timer" 28-foot deep shaft at Papa Hill and noted the absence of native artifacts at the site. This inspection by the BLM staff led to the acceptance of the Notice of Disturbance for the purposes of our proposed drilling, blasting and trench sampling exploration program. The exploration team and the BLM staff have an

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excellent rapport and working  relationship.  Subsequently,  this has led to the acceptance of more filings of Disturbances for other claims within the Owl Canyon Mineral Property area.

Approved and permitted powder magazines for the purpose of explosive storage are in place and being used on the Mill Site claim during the blasting phase of exploration. Further permitting for exploration and drilling at the Papa Hill discovery are expected to be easily fulfilled by the BLM.

HISTORY OF THE PROPERTY AND THE
SILURIAN HILLS DISTRICT, SAN BERNARDINO,

CALIFORNIA

The history of Mojave Desert mining goes back to developments as early as 1850. San Bernardino County is the most important non-hydrocarbon mineral-producing County in California. According to Fife and Brown (1988) in their "Review of the geology and mineral resources of the Silurian Hills; A model for mineralization", 30 - 40 percent of California's mineral production comes from this County. These facts suggest that a valuable property in San Bernardino County should receive favorable acceptance from all agencies in regards to future mining development and operations (i.e. Papa Hill Discovery).

Within the region, the largest silver producing area was at Red Mountain located about 100 miles west of the Silurian Hills and at Calico about 60 miles to the southwest.

Mining silver and talc began as early as 1890 in the Silurian Hills. The Riggs Mine was the largest silver producer in the Silurian Hills. The Papa Hill discovery is located about 4.5 miles southeast of the Riggs Mine. According to Tucker (1921) the ore was hosted in limestone and occurred as native silver, galena and silver chlorobromides. Highest grades

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were associated with barite in irregular  lenses,  up to four feet wide, along a series of north-south striking parallel faults and fissures. Apparently in the 1880's and 1890's mining had begun with the most recent production being 1931 (Vredenburgh et al, 1980). These authors report shipments of $500 to $4000 per ton but Wright et al (1953) reported an ore intersection of 11 percent lead and 5 ounces per ton silver. These authors estimated that 200,000 ounces of silver were produced to 1920 at the Riggs Mine.

Because of the significant number of previously worked silver mines and the number of mineral occurrences found in the Silurian Hills, the BLM (1980) panel of expert mineral exploration specialists ranked it as having favorable to very favorable metallic mineral deposit potential (Marcus, 1980).

Silurian Hills deposits-mines were predominately lead-silver veins commonly associated with barite and thus similar to those high-grade deposits at the Calico district near Barstow, California (Kupfer, 1960; Fife and Brown, 1998). These authors suggest a late tertiary age for both the Calico and Silurian Hills deposits. Around Calico the structurally deformed terrain was the target for Asarco's development of large, disseminated low-grade silver deposits (Webber, 1980).

Within the Owl Canyon Mineral Property numerous pits, tunnels and shafts have been located during staking. It is suspected that these also date from early mining exploration efforts during the early 1900's. Outside of development on the patent claims, tunnels do not exceed 100 feet and shafts 30 feet. Work would appear to have been with pick, shovel, hand steel and burrow. It is for this reason that no records of production from the patent claims or tunnels etc. on the newly located mineral claims of the Owl Canyon Mineral Property are available. It is suspected that lead and silver ores hosted in cerussite-galena and silver chlorobromide minerals were the targets of the early exploration at Owl Canyon as elsewhere in the Silurian Hills Mineral District. At Papa Hill one small hand-blasted pit

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and a 28-foot deep shaft with 6-foot drift were  developed  probably  during the early 1900's. From the condition of the dump it would appear that no ore was extracted or shipped. Development was in a hot spring tuffa-like zone where digging was easy. Underground hand steeling probably ceased when the drift ran into a solid silica ledge. Most of the exposure at Papa Hill features silica caps or ledges at variable elevations in the silica replaced and brecciated limestone-dolomite host formation.

The lack of galena (silver-bearing) and electrum-gold in particle sizes amenable to crushing and hand-panning techniques lead to the abandonment of the Papa Hill by the early prospectors. No further exploration work by anyone has occurred at Papa Hill until our recent trenching program.

GENERAL GEOLOGY OF THE SILURIAN HILLS

The available geologic literature for the geologic setting of the Silurian Hills is limited to Kupfer (1954, 1960) and Fife and Brown (1988). As these authors provide the only significant geologic work for the Silurian Hills area, it is necessary to review their mapping, structural and stratigraphic data interpretations.

The general geology of the Silurian Hills is well represented within the Owl Canyon Mineral Property. In general, the property is dominated by an abundance of Precambrian and Paleozoic rocks.

The Precambrian is comprised of an older and abundant group of foliated metasedimentary rock and gneiss and generally course-grained to porphyritic textured, variably colored, granite. The younger Precambrian rocks are marine clastic sedimentary rocks (11,000 feet thick; Kupfer, 1960) which may contain fine-grained clastics and carbonate rocks. This thick Precambrian section is known as the Pahrump Group or series. Kupfer (1960) traced

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distinctive members of the Pahrump Group from unmetamorphosed  sedimentary rocks in the west to intensely metamorphosed equivalents in the east portions of the Silurian Hills.

The older Precambrian gneissic-granite complex is in minor fault contact with the grey colored Pahrump Group (Fife and Brown 1988).

At the Owl Canyon Mineral Property the next most abundant group of rocks are the Paleozoic recrystallized carbonate rocks known locally in the Silurian Hills as the Riggs Formation. Massive beds of dolomite dominate the Riggs Formation, which is light buff or grey in color in contrast to the less abundant blue-grey to white limestone. These Riggs formation interbeds are unfossiliferous, estimated to be 2500 feet thick and probably are late Paleozoic in age (Kupfer, 1960).

Fife and Brown (1988) suggest that the Riggs fault is a detachment fault, which separates the Paleozoic Riggs carbonate formation into upper plate rocks while the lower plate rocks are Precambrian Pahrump Group. Kupfer interpreted the Riggs fault as a thrust (1960).

In the Silurian Hills most mineralization is hosted in the Riggs fault upper plate rocks in a detachment terrain or above the thrust. However, high-angle faulting in a north-south direction or trend would appear to this author to be of greater importance as hosts to mineral carrying solutions than the thrust or detachment fault (Riggs fault within the Owl Canyon Mineral Property).

Locally pinkish colored aplitic to porphyritic rock of granite to quartz monzonite intrudes older and younger Precambrian rocks and the Paleozoic Riggs rock types. These granite phases may be Cretaceous or Tertiary in age (Kupfer, 1960). Within the Owl Canyon Mineral Property these units are minor and of no importance to the mineralization distribution.

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Suspected  Tertiary-aged volcanics of latite composition and volcanic sandstones and conglomerates are found in the northeast corner of the Silurian Hills (Kupfer, 1960). At the Owl Canyon Mineral Property red sandstones and possibly lapilli tuffs of red to purple coloration are found exposed in washes north of Papa Hill in OCL #1 claim. Very locally in this area vesicular basalt float and minor outcrops are also found in place. Because Tertiary(?) to Quaternary sand and gravel fans and Quaternary terrace gravels and alluvium overlie much of the area, the distribution and geologic setting of the volcanic tuffs and basalt is unknown.

It may be suggested that extensional tectonics and Tertiary structural features are related to the geologically active Death Valley and Garlock fault zones. Earthquakes are common in the region with the latest being the Hector Mine fault and quake of the summer of 1999. Kupfer (1960) assigned a late Pliocene age for the Riggs thrust fault. All of these regional and more local secondary structural features are believed by this reports author to have influenced the volcanism, heat flow, and fluid flow responsible for the Silurian Hills rear surface epithermal spring activity. These features are prominently evident by multi-episodic events of brecciation and silicification at the Papa Hill discovery outcrop in the Silurian Hills.

DETAILED OUTLINE OF MINERALIZATION AT PAPA HILL

INTRODUCTION:

The "old timers" shaft and drift are the only evidence of attempted exploration at Papa Hill. The epithermal features recognizable at Papa Hill lay "dormant" until our discovery in the summer of 1999. The prospect was staked on Sept. 1, 1999 after receiving assay results and mineralogical characterization of two grab samples collected from the "old workings" pit and shaft dump material.

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EPITHERMAL FEATURES AND MINERALOGY

The Papa Hill  discovery  is  distinctly  epithermal  in  texture  and  features exhibited at the surface outcrops. Silica replacement would appear to be the dominant feature of the overall alteration present due to the host dolomite and limestone rocks inability to react to low temperature hydrothermal fluids. (i.e. no skarnification). Surface outcrops are stained black and exhibit a non-weathering silica rind where silica flooding has been most intense. These surface outcrops are extremely hard and difficult to break. Differential weathering of silica, limestone and dolomite often exhibit a net or boxwork-like texture on the surface of outcrops. The addition of silica stands out as black ridges or rib networks. Areas of intense brecciation are present where the silica replacement or flooding is the most intense. In other exposures boiling zones of vuggy silica are developed which in some cases rise above the present day surface outcrops. In general breccias are extremely vuggy with crustiform quartz crystals of variable sizes formed within the vugs and open spaces. Colors of these zones in freshly broken or blasted rocks range from grey, steel grey to strongly developed pink to red hematite colors. In all zones the quartz ranges from clear, to white-buff in color. Limestone or dolomitic breccia fragments are found in the brecciated zones and along cross-cutting fractures in the interbeds. These variable sized, carbonate fragments and pieces range in color from pink to brown and grey. In the most intensely silicified zones they are rarely found preserved. White barite blades are noted in some alteration zones. Within boiling zones complete replacement of both barite and calcite crystals with quartz is suspected as open-space filling textures are well developed.

Throughout the Papa Hill exposure, beds or layers of Tuffa spring deposits are found. They may range up to 14 inches wide and in some cases they are limey and soft and in others they are partially silicified. Possible circular spring vents in the limestone and along fractures also are suspected. The Tuffa layers maybe capped by silica-rich ledges and then followed by silica enrichment underneath as evidenced in portions of our trenching and the

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"terraced"  appearance  of Papa Hill.  This would  suggest that in the Papa Hill near-surface spring environment, deposition of low temperature silica and carbonate spring precipitates was episodic with changes in the boiling and ground water regimes. Multiple pulses of spring and hydrothermal activity can easily be envisaged when examining the exposures at Papa Hill.

In June of 1999, Can-Cal contracted Natural Resources Canada, Canada Centre for Mineral and Energy Technology (CANMET) to examine and characterize the mineralization present at the Owl Canyon Mineral Property. Two samples collected from Papa Hill were part of the 15-sample study conducted by the notable precious metal expert mineralogist Dr. Louis Cabri.

In July three Papa Hill samples were collected and sent to ACME Laboratory in Vancouver for precious metal and geochemical analysis. The CANMET mineralogical report was received in August and when interpreted with the ACME Lab positive anomalous data the staking of Papa Hill was initiated and completed on September 1, 1999.

DETAILED MINERALOLOGY:  CANMET REPORT

At CANMET the two samples were crushed and ground and then a quarter split of the -100 +200 mesh size fraction of the material (395g and 900g samples) was used for heavy liquid separations (3.3S.G.). The sink fraction from the heavy liquid separation represented 0.7% and 0.1% respectively of the sample weight of the -100 +200 mesh fraction at recoveries of 98.7% and 92.8% respectively. The recovered sink fractions were prepared as 3.2 cm polished sections and then examined by optical microscopy. Grains of interest were marked and further studied by Scanning Electron Microscope (SEM) and identified using the Energy Dispersive System (EDS). High average atomic number grains were detected in backscattered electron (BSE) mode and images of important grains were developed. (See

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figures  7C-F,  8A-F,  and 9A-E).  Silver-bearing  precious  metal  minerals and gold-electrum grains were documented in the two Papa Hill samples studied by CANMET. ACME geochemical results verified that Papa Hill was a precious metal-bearing, epithermal, system which contains highly anomalous silver and gold content at the surface (see Table A).

The first sample examined by CANMET was taken from the "fresh" dump material at the 28-foot shaft found on Papa Hill. It can be compared to geochemical sample number 45789. The second sample, comparable to ACME results 45790, was collected from the "old timers" hand-blasted pit located approximately 65 feet east of the shaft entrance. The two samples are somewhat different in their mineralogical makeup and thusly in their geochemical fingerprints.

The shaft sample was found to contain a Pb-Ag sulfide. It is the major silver carrier and often is associated with galena. Acanthite commonly attached or intergrown with cerussite was the next most important silver carrier. Chlorargyrite in veins cutting acanthite- cerussite was also observed. A unique Ag-Cu-Pb sulfate was noted also to carry silver. The sample was found to primarily consist of barite, cerussite, quartz and Fe-oxyhydroxides. Minor amounts of galena, pyrrhotite, zinc oxide and zinc silicate were present. A gold or electrum bearing phase was not discovered in the -100 +200 mesh sink fraction examined during the CANMET study. ACME results (45789 and repeat) from similar material as that first examined by CANMET depict anomalous silver and gold content associated with Pb, Zn and Ba with lesser anomalous content of As and Mo (see Table "A" and figures 7C-8E).

The second sample examined in detail by CANMET is quite different from the first in that it has less barite and cerrusite and the most common silver-bearing phase is bromine-rich chlorargyrite. Primarily, the sample is composed of Fe-oxyhydroxides, quartz and Cu-rich silicates. Chlorargyrite occurs generally as large liberated grains or often it is associated with cerussite and native silver. Gold-electrum was noted as very fine-grained inclusions in chlorargyrite. Acanthite was observed enclosed by quartz grains. ACME results of a composite of chips (45790) taken from the "old timers" pit (same location as CANMET specimen) reported 4.35 opt silver and 344PPB gold. This zone is richer in the base metals Cu, Pb and Zn and not anomalous in Mo or As as compared to the Papa Hill Shaft sample (see Table "A").

It should be noted that gold-electrum grains or particles may report to the minus 100 mesh size fraction of the heavy liquid sink fraction in a greater abundance than the -100 +200 mesh fraction examined by the CANMET mineralogical study. Larger sized gold-electrum grains often occur at lower or deeper levels in bonanza grade epithermal systems as compared to higher level surface samples.

INTERPRETATION OF CANMET & ACME DATA
No doubt that the formation and presence of Fe-oxyhydroxides and cerussite and the Pb-Ag sulphide and Ag-Cu-Sulphate can be attributed to the oxidation of hypogene minerals such as galena in particular. Supergene processes and formation of secondary minerals are to be expected in a desert environment where open spaces and vugs are present in the brecciated mineralized zones. However, the presence of Cl and Br in some of the mineralization may be a function of the volatile nature of the Papa Hill spring system. Chlorargyrite as veins could well be hypogene as is the encapsulation of some acanthite in quartz. The general lack of As, Sb, Bi, Se, Te and Hg may also suggest that these normal pathfinders for precious metals have been degassed during the epithermal events and mineralization formation at Papa Hill. The fact that boiling zone features and spring vents can be identified in the rocks support this suggestion.

The intensity of silicification can be measured using a geochemical ratio such as Ca+ Mg /Al. Aluminum may be considered an immobile element in hydrothermal alteration processes. The Riggs Formation limestone (Ca) and dolomite (Mg) are host rocks to the Papa Hill epithermal silica flooding and replacement events. Addition of quartz (silica) can be used as an alteration vector geochemical measurement. If Ca + Mg are removed or replaced by silica the Ca + Mg /Al ratio is a low value generally less than 50, while less altered carbonates report ratio values in the 100's (See Table "A", "B", etc).

Simplistic models for epithermal precious metal deposits include the two categories of high sulphidation and low sulphidation deposit types. Papa Hill does not fit either of these end- member deposit types. The presence of significant epithermal quartz and barite is a prominent feature of Papa Hill. Sulphides are rare. The obvious anomalous results in silver content at 4.35opt and 344PPB gold demanded staking and further exploration at Papa Hill as the highly anomalous precious metal data is not model dependent.

UNDERGROUND SAMPLING PAPA HILL SHAFT

A 28-foot deep shaft was developed at Papa Hill by the early 1900 prospectors of the Silurian Hills. Naturally they were attracted to the quartz ledges and breccia zones outcropping on Papa Hill. The shaft however was dug in a faulted and tuffa-like zone adjacent to silica flooded ridges. This main digging trend is approximately N10oW while underground the faults or slips exposed range in trend from N20oW to N27oW. An approximately 6 foot long drift trending N80oE was developed at the bottom of the shaft. It ended in a back wall of solid silica on which slickensides are developed. The slip face of the backwall trends N27oW with the backwall located to the east of the shaft.

Underground greater and lesser amounts of carbonate is exposed along with narrow fault gauge and hard silica zones. Colors range from cream and buff fault gauge to pink and reddish colored quartz and silica flooded rock. Some minor tuffa lenses are also visible in the shaft wall and along faults or slips making some sampling too dangerous to attempt. However, systematic composite chip samples were collected from the drift walls with sledgehammer and chisel. The sample widths varied as per color change, fault zones and degree of silicafication. The chip composites for each sample weighed from one to two kilograms.

Results for the underground sampling of the drift at the 28-foot shaft at Papa Hill are presented in Table "B".

Highly anomalous gold values ranging from 13PPB to 695PPB and silver values from
1.4 to 35.1 grams were reported for the 30gram sample weights analyzed by ACME Labs.

Lead and zinc are generally highly anomalous while copper values are low. Barium, molybdenum are also anomalous while one sample reports arsenic at 113PPM. The Ca + Mg /Al geochemical alteration ratio again depicts the significant variability in silica addition to the carbonate rocks. It is interesting to note that sample 45825 has both the highest gold-silver content and highest ratio number. This is not a normal occurrence at Papa Hill where low ratios and higher precious metal values are the norm (i.e. silica addition). The sample is a mix of fault and breccia. This may imply that repeated fluid flow events which were precious metal bearing used this fault conduit.

SURFACE BRECCIA DEPOSITS

Further surface sampling at Papa Hill was also conducted in conjunction with the underground work. Surface exposures of boiling and brecciated zones are exposed on the cliff former northwestern wedge of the Papa Hill exposure. These breccias are over 300 feet away from the Papa Hill shaft and old timer pit samples. Another mound of breccia is exposed to a height of 6 to 9 feet above the present day surface of altered carbonate and tuffa approximately 250 feet to the west of the shaft. The three breccias were also sampled as they all exhibit strong silicification, replacement and vuggy textures. The quartz and the brecciated clasts exhibit wide color variations. The two breccia samples taken from obvious boiling zones as exposed on the NW cliff face of the hill reported highly anomalous gold. The silver values however, are much lower than those reported in Table "A" mineralization and the underground shaft samples. One sample is highly anomalous in molybdenum reporting 283.5 PPM. The base metal signature is also much lower than other non-boiling zone mineralized samples reporting similar gold content. The trace element pathfinders As, Sb, Bi, and Hg are not enriched but barium is present. It is important to note that molybdenum as reported in samples from the shaft, underground and in some breccia samples is highly enriched and maybe considered a "pathfinder" element on Papa Hill (See Table "A", "B").

Compared to the boiling zone samples 45818, 45819 the prominent mound of breccia, sample 45817, has no significant gold or silver content (see Table "B"). This suggests that different epithermal spring events at Papa Hill were precious metal-bearing, with variable silver to gold ratios while others were not precious metal bearing at least at the level of exposure now sampled. The dynamics of epithermal spring systems is often complex and highly variable if ground water level changes due to boiling and degassing are suspected over the extended life of the system. It is for this reason that all fluid conduit expressions must be tested by drilling even if some portions appear to be devoid of precious metals at the exposure level of sampling. The highly significant silver and gold values encountered during this phase of sampling required further systematic surface exploration. The extensive distribution of silica and the hardness of these exposures required that drilling, blasting and sampling be conducted during a systematic surface trenching program at the Papa Hill discovery.

PAPA HILL PHASE ONE TRENCHING PROGRAM

Our permitted (BLM) trenching program began in mid November, 1999 and the last data results for Papa Hill were received December 7th, 1999.

The program used a portable gas operated Ponjar rock-drill, "plugger" to drill 185 three- foot holes. A total of 19 trenches were completed on the hill using holes spaced from 2 to 3 feet apart. Some trenches consisted of only one or two holes to blast and test minor exposures of silica. The nineteen trenches vary in length from 3 to 81 feet long. A total of 170 composite chip samples were collected over three foot sample intervals. After the two to three foot wide and deep trenches were mucked out with debris piled on the trenches edge, the composite chips were collected from the floor and walls of the trench over three- foot long sequential sample intervals.

Aluminum sample tag numbers and measured distance were systematically positioned and nailed along the course of each trench for future reference and mapping. Each sample weighed approximately 2 kilograms. Sample batches were shipped to ACME Labs in Vancouver.

All of our geochemical analysis utilized a new multi-element geochemical mass spectrometer package entitled. "Group IF-MS" as offered by ACME. A 30-gram sample weight for Aqua Regia digestion was selected. Gold and silver results as well as all of the rest of the reported 34 element concentrations are reported for a 30-gram sample weight. Those samples containing greater than 99999 PPM Ag were sub-sampled and a new 30- gram split was fire assayed for silver at ACME Labs.

These FA-silver values are reported in ounces per tonne because the ICP-MS method upper-reporting limit is 3opt. Earlier in the Owl canyon Mineral Property Program samples were treated by ACME's Group IF-MS and splits were also sent to Activation Laboratories in Ancaster Ontario for Neutron Activation Analysis (NAA). Results from precious metals and comparative trace elements were checked for NAA and ICP-MS methodology. Both data sets were comparable in precision and accuracy but the ICP-MS package provided lower detection limits and included all base metals and mercury data. ACME Labs was selected to carry out the sample preparation and geochemical assay and analytical work. To date all unused and prepared sample pulps are stored at ACME Labs.

ACME Analytical Laboratories LTD. of Vancouver British Columbia has provided Can- Cal Resources LTD. with "Geochemical Analysis Certificates". All certificates are signed by Mr. Clarence Leong as a certified B.C. Assayer. ACME is an ISO9002 accredited company. Each sample batch has certified standard reference material inserted by ACME into the sample sequence at a rate of one "control" per 30 - 33 samples. A random "repeat" check of a second split of Can-Cal Resources sample material is routinely run at a rate of one repeat in a sequence of twenty samples. When silver content required Fire Assay methods one of the checks was always repeated with a second Fire Assay for silver 30-gram split.

Precision and accuracy of the ACME ICP-MS and FA data is considered to be excellent. The trenching program at Papa Hill was designed as a first phase of surface exploration to establish the tenor of precious metal mineralization and its distribution and trends. Much of the exposure at Papa Hill exhibits black rinds, ridges and knobs of silica in the host Riggs carbonates. Areas which appeared at surface to have the most intense amounts of silica added (i.e. ridges and ledges) or to have significant networks of boxwork, black rinds on the carbonate differentially weathered surface were targets for shallow trenching. As discussed previously Papa Hill has a terraced, step down appearance. This manifests itself in elevation drops of 4 to 6 feet at the edges of ledges or terraces. Some of the terrace formation is a function of the stratigraphic interbeds of the carbonates and silica introduction along the beds.

Some of the trenches were structured to sample successively lower levels in elevation of the terraces and/or stratigraphy. Both tuffa-rich and silica-rich zones or strata were encountered during drilling and exposed by trenching. No attempt was made to further drill deeper through a tuffa zone into underlying rocks.

All trenches were surveyed from the established grid on Papa Hill where BL and 0 + 00 lines run E-W and N-S respectively. Grid points are located in the field at 50 x 50 foot stations.

Mineralization in the trenches can be visually located by grey to black fine-grained minerals disseminated in tiny vugs or more commonly on fractured seams or surfaces. Often apple green to rare blue stain accompanies these grey or black minerals. Rare occurrences of fresh galena were also noted. Pyrite is notably absent. White barite which is sometimes chalky in texture occurs as blotches or as ragged blades. Blasting improved the recognition of silica addition which is near massive in some areas. Hydrothermal brecciation is significant and some would appear to have been related to boiling i.e. open coarse textures and vugs. The relationship of brecciation to areas and trends of more massive silicification is not clear nor is the timing of the episodic events.

The results for the trenching program are presented in Tables 1-19. A strong linear NNW trend for both gold and silver runs from trench 16 and 17 in the south through to trench 11 and 12 in the north located along the cliff face. This 350-foot long mineralization trend tracks on surface as a significant drill target which requires testing of the precious metal system at depth.

Trench 1 reports separate 9-foot and 18-foot zones which contain 739PPB and 382PPB gold. Significant silver content across three feet were as high as 12.6 and 9.1 ounce per tonne for each respective zone. Trench three contains a 6-foot section averaging 1362PPB gold (0.04 opt Au). Trench 5 contains a 9-foot section averaging 500PPB gold and 3.75 opt silver. Trench 6 located 100 feet from trench 5 contains a 12-foot section with an average grade of 1242PPB gold. Trench eight reports an average of 185PPB gold over a trench length of 15 feet. Trench 9 has one 9-foot interval averaging 395PPB gold and another averaging 164PPB gold. Trench 10 has the highest interval sampled at Papa Hill namely, a 5119PPB gold and 11.52 opt silver zone. Trench 11 at the cliff face reports a 9-foot section averaging 902PPB gold and 3.82 opt silver. This northern portion of the mineralization trend is 350 feet from the most southern trench 17, which reported a 3-foot interval of 1489PPB gold and 2.98 opt silver. Trench 18 is located on the eastern edge of the cliff approximately 175 feet east of the western edge of trench number 12 and 12C. The west end of trench 12 confirmed the early results found in the boiling zone breccia area in its gold and silver ratio. Trench 12 from 63 feet to 72 feet and trench 12C for a six foot sample interval (all breccia samples) average 280PPB gold and just 1.2PPM silver. Trench 18 across a six foot sample length reported 128PPB gold and 14.5PPM silver. This area of Papa Hill and the cliff ledge should have more trenching completed as the black silica rind zone is well developed. Trench 13 west and downslope from Barite Hill sample (45951) contains anomalous silver as compared to the Barite Hill which contains 227PPB gold and 10.3 grams of silver. Trench 16 approximately 60 feet south of the 28 foot deep shaft was only a short three foot sample interval which contains 3.22 opt silver and 816PPB gold.

It can be seen from examining the silver data for the 19 trenches that silver gives a wide plume or halo of 4 to 5 grams silver surrounding the most anomalous gold and silver values. The Riggs limestone and dolomite appear to be excellent host rocks to the Papa Hill precious metal epithermal system. The overall wide distribution of gold and silver enrichment (50PPB and 5000PPM respectively) at the surface is a significant indication of the strength of the system. It is of interest that pathfinders such arsenic and antimony rarely exceed 30PPM and 10PPM respectively. Some spotty mercury values range between 1 and 4PPM in various parts of the system. High molybdenum values (100PPM or more) also behave erratically in their distribution at the surface. Geochemical values greater than 500PPM, 1000PPM and 3000PPM may be considered enriched and anomalous for Cu, Pb and Zn respectively. It is obvious from the surface trenching data that "so-called toxic" elements and concentrations of these elements are not a concern at Papa Hill.

The style of alteration and type of host rocks (carbonate) at Papa Hill also do not usually cause crushing, milling treatment and tailings problems if a commercial deposit is proven to be present at depth.

CONCLUSIONS AND RECOMMENDATIONS

The Papa Hill discovery and the recent positive results from Phase One surface exploration has developed the project into a significant drill target. The accessibility, potential ease of permitting and topography of this system are expected to be major factors in support of a cost effective drilling program at Papa Hill. A six-hole 700-meter program is recommended at a projected total cost of $100.00 US per meter. Minor deepening of some portions of the trenches and some extensions of trenches near trench 16, 17 and 18 may also be a valid exploration expense.

                                                          TABLE "A" - PAPA HILL

                                                     ACME LABORATORY SELECTED DATA

                                                     (30g ICP-MS Aqua Regia Method)


                                                           FA
SAMPLE                 SAMPLE             Au       Ag      Ag      Pb      Zn      Cu      As      Sb     Bi      Mo      Ba   Ca+Mg
NUMBER              DESCRIPTION          ppb      ppm     opt     ppm     ppm     ppm     ppm     ppm    ppm     ppm     ppm    / Al
------------------------------------------------------------------------------------------------------------------------------------
45789          Shaft, dump, 3          143.0     23.6    0.75    2177    2238     649      56     4.2    2.1   114.7    2489      17
               composite
45789 repeat   grabs, fresh, green     132.8     23.2    0.75    2138    2217     650      55     4.2    2.5   114.3    2487      17
               stain,
               silica intense
------------------------------------------------------------------------------------------------------------------------------------
45790          Old timers pit chips,   344.4     99.9    4.35    4946    4150     813      37    12.4    1.3    16.4    2444      68
               fresh, green stain
               silica intense
------------------------------------------------------------------------------------------------------------------------------------
45791          Surface black rind        8.0      1.8             369     529      77      11     1.0    0.2     9.5    2083     120
               silica on red dolomite
               surface grab
------------------------------------------------------------------------------------------------------------------------------------

                                                         TABLE "B" - PAPA HILL
                                                UNDERGROUND AND BRECCIA SURFACE SAMPLES

                                                     ACME LABORATORY SELECTED DATA

                                                     (30g ICP-MS Aqua Regia Method)

SAMPLE                    SAMPLE                 Au      Ag      Pb      Zn     Cu     As       Sb      Bi      Mo      Ba    Ca+Mg
NUMBER      INCHES    DESCRIPTION               ppb     ppm     ppm     ppm    ppm    ppm      ppm     ppm     ppm     ppm     / Al
-----------------------------------------------------------------------------------------------------------------------------------

28 FOOT SHAFT - SOUTHWALL DRIFT

45825         22     Qtz Breccia fault          695    35.1     755    3605    151      6     12.1     1.9    45.9    3326     451
45826         10     Gauge, cream, alteration   118     4.8     755     781    112    113      2.6     0.3     4.2     682       1
45827         35     Qtz Breccia                 88    13.8     889     881     62     12      4.5     1.2    21.5    3048      68
45828         12     Black-brown slip fault     185     8.6    1419    2829    147     16      3.8     0.1    31.2    1796      43
45829         42     Pink-brown limestone hard  289    29.3    1429    3346    148     12      6.4     0.3    35.3    3144     107
45830         42     Pink-black limestone        13     1.4     177     163     11      8      0.4     0.0     3.6     781     362

BACKWALL DRIFT

45831         14     East of slip fault          69     8.0     249     359     74      2      4.8     0.2    34.3    1544      16
----------------------------------------------------------------------------------------------------------------------------------

NORTHWALL DRIFT

45832         14     Pocket                      19     2.5     325    1137     55      5      0.8     0.0     3.3    2022     243
----------------------------------------------------------------------------------------------------------------------------------

SURFACE BRECCIA DEPOSITS

45817               West Breccia mound, chips    7     0.2     433     418     17      4      1.8     0.1    20.5    1618        8
                    grey-white vugs
45818               NW boiling Breccia,        556     1.1     941      49     62      4     16.0     0.1   283.5    3232        8
                    grey-white vugs
45819               NW boiling Breccia,        412     1.0     143      43     16      3      2.6       0    17.5    2282       10
                    pink-red vugs
----------------------------------------------------------------------------------------------------------------------------------

                                                            TABLE ONE
                                                       PAPA HILL - TRENCH 1

                                                  ACME LABORATORY SELECTED DATA
                                                  (30g ICP-MS Aqua Regia Method)



                                              FA
SAMPLE      SAMPLE          Au       Ag       Ag       Pb       Zn      Cu     As       Sb       Bi       Mo       Ba    Ca+Mg
NUMBER     INTERVAL        ppb      ppb      opt      ppm      ppm     ppm    ppm      ppm      ppm      ppm      ppm     / Al
-------------------------------------------------------------------------------------------------------------------------------

45509     0 - 03 feet     37.5     7115            270.93    236.9   26.60    6.7     1.07     0.08     3.89   2897.1      274
45510    03 - 06 feet     22.6     5219             82.57    233.3   16.89    4.6     0.35     0.04     2.27    542.5      218
45511    06 - 09 feet   1020.7    99999     4.74  1232.40    189.1  576.68   24.1    46.31     0.41    22.38   2381.0       31
45512    09 - 12 feet    326.2    65945           1127.03   1767.8  229.92   14.1     7.89     0.10    18.41   1426.1       13
45513    12 - 15 feet    872.6    99999    12.66  7928.00   3515.9  724.19   45.9    25.21     0.09    52.75   2302.4       95
-------------------------------------------------------------------------------------------------------------------------------
45514    15 - 18 feet     37.1     6232            685.05   1060.7  121.11    7.4     0.75     0.06     3.87   1398.4      120
45515    18 - 21 feet     35.2     4596            601.46    998.1   52.54    5.5     0.31     0.05     3.62   2681.3      193
45516    21 - 23 feet    221.1    67523           2121.63   2676.1  217.96    8.4     4.19     0.06     6.05   1183.9      118
45517    24 - 27 feet    409.9    99999     9.12  2391.02   4054.4  411.11    4.0     3.12     0.66     5.28   1632.9       64
45518    27 - 30 feet    235.1    80016           1381.71   5362.8  183.52    6.3     0.68     0.13     6.19   2263.8       71
-------------------------------------------------------------------------------------------------------------------------------
45519    30 - 33 feet    572.4    99999     4.42  1903.36   1160.2 1903.36   17.2     2.62     0.11    27.47   1146.2        5
45987    33 - 36 feet    640.8    42710            550.69    247.9  154.69   72.9     1.40     0.08     7.91   1386.7        5
45521    36 - 39 feet    217.1    11927            635.30   3605.2  419.35   18.4     1.27     0.36    12.42   2896.0       19

                                                             TABLE TWO
                                                        PAPA HILL - TRENCH 2


                                                   ACME LABORATORY SELECTED DATA
                                                   (30g ICP-MS Aqua Regia Method)


SAMPLE        SAMPLE           Au        Ag        Pb        Zn        Cu       As        Sb        Bi        Mo       Ba    Ca+Mg
NUMBER       INTERVAL         ppb       ppb       ppm       ppm       ppm      ppm       ppm       ppm       ppm      ppm     / Al
-----------------------------------------------------------------------------------------------------------------------------------

45522      00 - 03 feet      27.7      6855    369.58     426.6     53.91      6.4      1.17      0.22      9.57    1534.5     253
45523      03 - 06 feet       6.5      5969    236.34     390.2     31.16      2.8      1.18      0.06      8.43     206.4     271
45524      06 - 09 feet       4.6      3669    252.50     279.4     15.21      6.6      0.96      0.03      4.73      88.2     422
45525      09 - 12 feet      13.5      6657    223.55     292.5     15.31      8.6      0.54      0.03      4.59    2030.1     400
45526      12 - 15 feet      11.7      2059    288.74     248.9     13.66      8.9      0.80      0.05      5.81    3046.9     610
-----------------------------------------------------------------------------------------------------------------------------------
45527      15 - 18 feet      27.4      6480   5087.34     566.3     49.02     10.1      2.11      0.58      5.81    1687.8     216
45528      18 - 21 feet      95.2     13029   2430.68     645.1    107.23     25.6      3.64      0.75     14.08    1106.3     274
45529      21 - 24 feet      71.1      7206   1232.03     817.7    271.74     23.2      5.18      0.53      8.58    3272.7     135
45530      24 - 27 feet      64.6      9869   1207.66     543.9    177.08     18.2      3.24      0.32     13.02    3115.6     182
45531      27 - 30 feet      66.7      1818    315.08     337.1     37.91     21.6      1.20      0.25      5.96    1640.0     347
-----------------------------------------------------------------------------------------------------------------------------------
45532      30 - 35 feet     102.3      5170    726.14     593.6     82.50     11.7      4.61      0.43      4.91    2985.3     326

                                                              TABLE THREE
                                                          PAPA HILL - TRENCH 3

                                                     ACME LABORATORY SELECTED DATA

                                                     (30g ICP-MS Aqua Regia Method)

SAMPLE       SAMPLE           Au        Ag        Pb        Zn        Cu       As        Sb        Bi        Mo        Ba   Ca+Mg
NUMBER      INTERVAL         ppb       ppb       ppm       ppm       ppm      ppm       ppm       ppm       ppm       ppm    / Al
---------------------------------------------------------------------------------------------------------------------------------

45539     00 - 03 feet    1305.2     34200   1544.49    2347.6   1105.13     18.8     14.75      0.20     95.56    1420.7      31
45540     03 - 06 feet    1419.5     20344   1706.71    1422.8    183.65     12.0      6.55      0.14     56.58    1158.7     144
45541     06 - 09 feet     247.0     14302    709.63     781.5    139.93     15.9      5.02      0.21     33.17    2819.4     316
45542     09 - 12 feet      63.4     10487    824.84    1868.3    153.76     23.1      4.54      0.53     45.55    2948.8     269
45543     12 - 15 feet      33.2     18298   1159.59    3585.7    490.62     19.9     10.27      0.62     34.49    3659.6      55
---------------------------------------------------------------------------------------------------------------------------------
45544     15 - 18 feet      72.0     20274   1112.59    1522.4    652.88     12.1      8.65      0.39     34.58    3351.1      11
45545     18 - 21 feet     252.0     18850    826.47    1930.0    731.33      9.2      6.49      0.41     12.54    3247.5      57
45546     21 - 24 feet      25.5     10485   1037.31     837.7    312.69     10.7      2.98      0.25     10.20     944.0     113
45547     24 - 27 feet      11.1      3189    369.35     553.4    115.61     11.0      1.23      0.24      9.59     280.2     193
45548     27 - 30 feet      10.7      2793    296.10     503.0     65.56     10.1      1.63      0.36      5.02     238.5     175
---------------------------------------------------------------------------------------------------------------------------------
45549     30 - 33 feet      42.5      2976    338.14     403.6     77.65     13.3      1.42      0.40      8.00     209.3     149
45550     33 - 37 feet       3.4      1292    149.75     273.3     28.26      6.3      0.84      0.11      3.68     556.2     319

                                                               TABLE FOUR
                                                          PAPA HILL - TRENCH 4

                                                     ACME LABORATORY SELECTED DATA

                                                     (30g ICP-MS Aqua Regia Method)

SAMPLE       SAMPLE           Au        Ag        Pb         Zn        Cu        As        Sb       Bi        Mo        Ba   Ca+Mg
NUMBER      INTERVAL         ppb       ppb       ppm        ppm       ppm       ppm       ppm      ppm       ppm       ppm    / Al
----------------------------------------------------------------------------------------------------------------------------------

45551     00 - 03 feet       <.2       421    141.47      161.2      8.41       3.8      0.38     0.16      5.20     211.7     468
45552     03 - 06 feet       3.4       695    139.77      139.4     12.60       3.5      0.51     0.17      3.83    1128.9     312
45553     06 - 09 feet      17.4      1198    233.95      318.5     31.90       7.8      1.14     0.27      7.49     742.0      52
45554     09 - 12 feet      38.6      1100    218.09      232.0     17.63      10.2      0.85     0.10      4.58     331.5      30
45555     12 - 15 feet      41.3      1422    239.35      233.8     27.95       8.9      0.96     0.10      5.58     344.4      37
----------------------------------------------------------------------------------------------------------------------------------
45556     15 - 18 feet      56.3      1120    143.21      115.8     12.86       7.8      0.74     0.05      2.78     348.8      44
45557     18 - 21 feet     338.4      1618    191.19      260.1     56.81      12.0      1.56     0.10     18.33     906.8      69
45558     21 - 24 feet      70.8      2485    362.61      224.8     48.42       8.7      3.35     0.21      9.16    2702.0      63
45559     24 - 27 feet      77.7      2800    505.52      344.4     74.30      10.6      3.85     0.27     10.43     606.5      57
45560     27 - 30 feet      43.5      3080    715.90      569.6    146.50       9.8      6.92     0.25      7.14    1281.6     171
----------------------------------------------------------------------------------------------------------------------------------
45561     30 - 33 feet      26.1      3377    469.05      614.5     72.54       9.2      3.41     0.30     10.70    1697.6     143
45562     33 - 36 feet      90.4      7331    488.12     1329.4    103.68      11.6      9.26     0.24     11.87    2567.7      50
45563     36 - 39 feet      29.6      3126    478.41      687.4    144.65       7.7      5.75     0.22      6.22    2831.2      95
45564     39 - 42 feet      28.3      3863    493.34      706.0    143.50       8.9     10.11     0.16      5.13    3295.7     155
45565     42 - 45 feet      67.5      7870    597.35      990.0    129.42      12.9     12.11     0.16     10.06    3512.1     153
----------------------------------------------------------------------------------------------------------------------------------
45566     45 - 48 feet       8.5      1450    114.22      174.8     18.29       5.8      0.80     0.07      4.82     883.9     317
45567     48 - 51 feet      20.7      3375    321.45      748.5     82.75       6.1      2.50     0.19     13.42    3499.1     271

                                                             TABLE FIVE
                                                        PAPA HILL - TRENCH 5

                                                    ACME LABORATORY SELECTED DATA

                                                   (30g ICP-MS Aqua Regia Method)

                                               FA
SAMPLE       SAMPLE          Au       Ag       Ag       Pb       Zn       Cu       As       Sb       Bi       Mo       Ba   Ca+Mg
NUMBER      INTERVAL        ppb      ppb      opt      ppm      ppm      ppm      ppm      ppm      ppm      ppm      ppm     /Al
-----------------------------------------------------------------------------------------------------------------------------------

45569     00 - 03 feet    313.5    99999     3.41  1730.83  11161.9   460.21     11.2     5.34     0.10    50.83   1150.0      96
45570     03 - 06 feet    353.7    58657     1.88  1086.66   3954.5   222.43     13.4     7.36     0.07     53.3   1175.7      84
45571     06 - 09 feet    835.3    99999     5.97  2264.64   5550.8    785.4     25.9    30.71     0.06   140.11   1507.7      21

                                                                TABLE SIX
                                                           PAPA HILL - TRENCH 6

                                                      ACME LABORATORY SELECTED DATA

                                                      (30g ICP-MS Aqua Regia Method)

SAMPLE        SAMPLE            Au        Ag        Pb        Zn        Cu        As       Sb        Bi        Mo        Ba   Ca+Mg
NUMBER       INTERVAL          ppb       ppb       ppm       ppm       ppm       ppm      ppm       ppm       ppm       ppm    / Al
-----------------------------------------------------------------------------------------------------------------------------------

45572      00 - 03 feet      440.9     87700   2334.69    2512.5    396.73      21.4    14.39      0.08     16.97    3161.8      75
45573      03 - 06 feet     2005.9     52333    515.45     553.3    167.42      55.1     5.80      0.08     31.93    2420.3      27
45574      06 - 09 feet     2031.7     80917    589.09     502.6    100.58      38.2     8.60      0.08    103.59    1021.8       8
45575      09 - 12 feet      492.2     29985    350.25     833.5     49.02      12.6     4.68      0.04     31.51    2789.6      90
45576      12 - 15 feet       79.3     19052    637.73    1081.5     53.83      11.2     2.29      0.04     11.73    1327.2     214
-----------------------------------------------------------------------------------------------------------------------------------
45577      15 - 18 feet      176.5     16931    634.04    2033.1     41.74      15.5     1.95      0.04     21.89    2417.6     217
45578      18 - 21 feet        8.9      1730    181.80     108.7      7.63       4.7     1.00      0.16      9.14     648.1     196
45579      21 - 24 feet       42.6      2315    213.36     133.3     11.89       6.2     0.99      0.09      4.64     566.0      76
45580      24 - 27 feet       45.0      3733    246.88     370.6     15.63       7.1     1.61      0.06      8.66     141.5      66
45581      27 - 30 feet      135.7     11370    376.24    2105.6     48.86      11.3     4.11      0.06      7.62    2698.9      77
-----------------------------------------------------------------------------------------------------------------------------------
45582      30 - 33 feet       71.1      6309    257.60     701.9     43.84       5.5     5.18      0.04     14.09     480.4     478
45583      33 - 36 feet       56.7      3987    549.89    1215.0     58.37       8.3     5.60      0.08      8.46    1695.7     163
45629      00 - 03 feet       43.5     11632    535.80    1689.6     25.17       6.5     0.89      0.05      6.22    2346.8     140

                                                              TABLE SEVEN
                                                          PAPA HILL - TRENCH 7

                                                     ACME LABORATORY SELECTED DATA

                                                     (30g ICP-MS Aqua Regia Method)

SAMPLE       SAMPLE           Au        Ag        Pb        Zn        Cu       As        Sb        Bi        Mo        Ba    Ca+Mg
NUMBER      INTERVAL         ppb       ppb       ppm       ppm       ppm      ppm       ppm       ppm       ppm       ppm     / Al
-----------------------------------------------------------------------------------------------------------------------------------

45584     00 - 03 feet     10.02      1914    263.37     579.2     19.74      5.1      1.12      0.04      8.11    1628.6      342
45585     03 - 06 feet     38.60      1020    204.78     255.8     15.77     10.8      0.73      0.04      7.30    1200.0      146
45586     06 - 09 feet     26.50      2186    102.52      79.6     12.91      4.0      0.63      0.08      4.75     820.0      192
45587     09 - 12 feet     37.50      3207    135.08     191.7     16.91      5.6      0.91      0.11      3.97     376.7      143
45588     12 - 15 feet     14.70      3411    237.60     290.5     32.14      5.8      1.63      0.08      6.20     667.4      325
-----------------------------------------------------------------------------------------------------------------------------------
45589     15 - 18 feet      3.20      1794    168.07     150.3     18.65      3.1      0.89      0.09      3.73     352.3      446
45590     18 - 21 feet     22.40      2212    417.61     298.4     35.79      6.2      5.70      0.04      5.85     734.4      490
45591     21 - 24 feet     11.90      2714     62.32     108.4     10.66      3.3      0.52      0.03      2.51     245.4      508
45592     24 - 28 feet      7.10      3372    137.14     243.9     17.77      4.5      0.82      0.03      4.13    1615.9      517

                                                              TABLE EIGHT
                                                          PAPA HILL - TRENCH 8

                                                     ACME LABORATORY SELECTED DATA

                                                     (30g ICP-MS Aqua Regia Method)

SAMPLE       SAMPLE           Au        Ag        Pb        Zn        Cu        As        Sb        Bi       Mo        Ba    Ca+Mg
NUMBER      INTERVAL         ppb       ppb       ppm       ppm       ppm       ppm       ppm       ppm      ppm       ppm     / Al
----------------------------------------------------------------------------------------------------------------------------------

45593     00 - 03 feet     149.4     10376    451.91     519.2     55.52      10.4     15.89      0.05     5.22    2163.3       39
45594     03 - 06 feet     234.9     11919    558.76    1104.3     88.80      15.3      5.79      0.05     8.52    2896.0       36
45595     06 - 09 feet     122.9      7482    337.42     955.1     61.99       9.7      3.29      0.06     3.75    2864.3       79
45596     09 - 12 feet     171.7      4692    909.35     813.1    117.89      14.7      7.51      0.09     5.19    1501.9       91
45597     12 - 15 feet     247.3      9220    550.67     823.1    112.82      11.2      5.23      0.20     4.81    2309.1       53
----------------------------------------------------------------------------------------------------------------------------------
45598     15 - 18 feet      50.8      6027    439.63     558.0     65.33      12.3      2.35      0.07     6.16     892.2      130
45599     18 - 21 feet      54.9      1698    204.60     346.9     28.93      11.8      0.57      0.07     3.36     881.8      110
45600     21 - 24 feet      29.5      1559    276.43     430.4     27.40       8.7      0.75      0.03     4.97     684.0      148

                                                               TABLE NINE
                                                          PAPA HILL - TRENCH 9

                                                      ACME LABORATORY SELECTED DATA

                                                     (30g ICP-MS Aqua Regia Method)

SAMPLE       SAMPLE            Au        Ag        Pb         Zn        Cu        As        Sb       Bi        Mo        Ba   Ca+Mg
NUMBER      INTERVAL          ppb       ppb       ppm        ppm       ppm       ppm       ppm      ppm       ppm       ppm    / Al
-----------------------------------------------------------------------------------------------------------------------------------
45601     00 - 03 feet       52.9      5057    291.68      639.1     56.20      10.0      1.67     0.18      6.94     753.3     208
45602     03 - 06 feet       80.5      3449    131.39      190.9     19.24       7.0      1.71     0.11      2.91     754.6     212
45603     06 - 09 feet       17.8     12640    369.28     1570.3    178.34      10.1      7.13     0.08     12.11    2087.6     273
45604     09 - 12 feet       45.7      2370     95.65      109.0     11.74       8.9      0.57     0.07      2.35     598.0      62
45605     12 - 15 feet       18.8      3528     99.15      190.8     19.06       6.2      0.47     0.07      8.56     628.6     100
------------------------------------------ ----------------------------------------------------------------------------------------
45606     15 - 18 feet      536.2      5692    624.96      496.8     75.95      24.8      1.91     0.08     12.43    1718.2      37
45607     18 - 21 feet      208.5      8054    496.30      869.2    115.49      12.4      2.44     0.06      7.72    2604.5      65
45608     21 - 24 feet      442.8      8907    859.10      621.5    165.41      20.6      3.79     0.06     11.44    2121.0      55
45609     24 - 27 feet       24.9      5324    399.10      702.2     73.87       6.3      2.10     0.12     13.51     600.9     190
45610     27 - 30 feet       29.3      4508    201.68      440.5     37.52       5.7      2.66     0.09      8.78     670.4      65
-----------------------------------------------------------------------------------------------------------------------------------
45611     30 - 33 feet       29.1      4193    316.69      283.5     56.43       6.9      2.77     0.09      5.98     986.5      70
45612     33 - 36 feet       31.2      4941    309.82      250.5     69.35       6.5      1.75     0.08     10.12    2688.0      69
45613     36 - 39 feet       49.9      7289    378.97      321.0     98.10       7.5      2.38     0.06      6.20     854.3      50
45614     39 - 42 feet      134.1     24410    711.43      617.3     80.01      13.1      8.61     0.07     50.73    3097.2      46
45615     42 - 45 feet      126.1      7330    422.38      439.8     72.54      12.1      4.06     0.08      7.59     600.8      54
-----------------------------------------------------------------------------------------------------------------------------------
45616     45 - 48 feet      233.7      5879    643.13      618.5    115.52      33.3     10.93     0.14     15.44     471.7      30
45617     48 - 51 feet       84.0      5116    690.85      728.0    142.98      21.5      5.08     0.09      4.85     325.1      24
45618     51 - 54 feet       24.8      3092    341.19      447.6     35.89       8.3      0.93     0.05      6.06     335.8      68
45619     54 - 57 feet       47.3      2505    239.98      224.4     25.24       8.0      1.31     0.08      2.81     602.4      54
45620     57 - 60 feet       80.5      1718    219.24      228.6     23.33      10.4      0.76     0.13      3.56     957.3      49
-----------------------------------------------------------------------------------------------------------------------------------
45621     60 - 63 feet       65.0      1129    208.06      185.4     29.67      11.3      0.96     0.76      3.19    1495.9      30
45622     63 - 66 feet      150.6      1034    157.72      243.3     28.43      14.2      1.04     0.22      6.77    1922.0      34
45623     66 - 69 feet       78.2      1180    266.22      357.5     49.40      16.2      1.41     0.28     10.47    1392.4     101
45624     69 - 72 feet       41.0       981    234.10      358.3     40.44       8.6      1.38     0.54      8.94     777.8     153
45625     72 - 75 feet       52.9      1613    227.56      434.8     42.98       9.0      1.58     0.26      6.52     900.7     123
-----------------------------------------------------------------------------------------------------------------------------------
45626                        63.2      1239    213.24      376.3     30.09      11.5      1.01     0.22      6.98    1213.3      99
45627                        58.9      5706    225.28      615.1     55.26      12.3      1.83     0.10      8.31    1903.8      67
45628     78 - 81 feet       33.0     15903    244.69      540.9     57.01       6.6      2.11     0.12     10.98    1905.2     298

                                                                TABLE TEN
                                                          PAPA HILL - TRENCH 10

                                                      ACME LABORATORY SELECTED DATA

                                                      (30g ICP-MS Aqua Regia Method)

                                               FA
SAMPLE      SAMPLE           Au       Ag       Ag        Pb        Zn       Cu       As        Sb      Bi       Mo       Ba   Ca+Mg
NUMBER     INTERVAL         ppb      ppb      opt       ppm       ppm      ppm      ppm       ppm     ppm      ppm      ppm     /Al
-----------------------------------------------------------------------------------------------------------------------------------

45630      0 - 03 feet   5119.1    99999    11.52  10999.54    3295.7  2595.88    160.6    107.07    0.07   242.23   2892.3     115
45631     03 - 06 feet     72.5     2088     0.06    186.97     148.5    24.64      7.8      1.28    0.03      4.4      497     687
45632     06 - 09 feet    382.6    99999     3.92   1778.38    2398.6   207.15     27.7     15.78    0.06    20.29   1349.8     100

                                                                TABLE ELEVEN
                                                           PAPA HILL - TRENCH 11

                                                       ACME LABORATORY SELECTED DATA

                                                       (30g ICP-MS Aqua Regia Method)


                                               FA
SAMPLE       SAMPLE           Au       Ag      Ag       Pb        Zn       Cu       As        Sb       Bi       Mo       Ba   Ca+Mg
NUMBER      INTERVAL         ppb      ppb     opt      ppm       ppm      ppm      ppm       ppm      ppm      ppm      ppm     /Al
-----------------------------------------------------------------------------------------------------------------------------------

45633       0 - 03 feet   1160.7    91631          1013.94    5221.2   309.19     16.4     24.10     0.10    22.89   2772.8     109
45634                     1155.7    99999    7.46  2706.52    6761.4   662.67     33.9     88.99     0.27    38.58   2630.2      41
45635       0 - 03 feet    392.9    33351           708.72    4639.6   125.88     13.9      8.98     0.13     6.91   3484.4     254
45636      03 - 06 feet    101.2    17286           478.50    1572.0    85.02     15.0      3.95     0.11     4.60   3704.1     269

                                                               TABLE TWELVE
                                                          PAPA HILL - TRENCH 12

                                                      ACME LABORATORY SELECTED DATA

                                                      (30g ICP-MS Aqua Regia Method)

SAMPLE       SAMPLE            Au        Ag        Pb        Zn        Cu      As        Sb         Bi        Mo        Ba   Ca+Mg
NUMBER      INTERVAL          ppb       ppb       ppm       ppm       ppm     ppm       ppm        ppm       ppm       ppm    / Al
----------------------------------------------------------------------------------------------------------------------------------

45637     00 - 03 feet       98.9     11520    747.99    2187.0    100.93    12.6      3.64       0.15      4.85    3144.8      75
45638     03 - 06 feet       39.0      9384    516.82    1298.0     53.76    22.2      8.80       0.06      5.11    2127.2      75
45639     06 - 09 feet      123.0     33793    893.72    1016.1    100.52    15.0      2.66       0.23      8.02    1387.0      55
45640     09 - 12 feet      157.1     16679    788.29    1214.5     89.90    14.5     12.56       0.08      2.74    3210.2      22
45641     12 - 15 feet      122.2     49521    908.64    1734.1    124.71     7.9      4.57       0.21     13.76    3467.2     109
----------------------------------------------------------------------------------------------------------------------------------
45642     15 - 18 feet      126.2     33609    907.75    1694.0    113.36    12.6      5.49       0.36     15.56    3483.4      58
45647     24 - 27 feet        6.2      6874    543.57     561.7     30.24     6.1      0.78       0.07      5.23    2034.6     117
45648     27 - 30 feet       37.3      6523    401.02     345.7     13.24    12.3      2.65       0.06      4.34     951.4     378
45649     30 - 33 feet       43.8      5029    365.03    1039.8    149.17     7.6      2.81       0.07      4.56    1466.7      30
45650     33 - 36 feet      163.0      5363   1184.23     653.8     99.60     7.7      9.00       0.08      7.06    2742.4      16
----------------------------------------------------------------------------------------------------------------------------------
45960     36 - 39 feet      370.9      4984   1366.43    3247.7    287.71     8.7      5.68       0.10      9.16    3560.4      38
45961     39 - 42 feet       59.1      5782    341.72    1897.3     48.22     8.4      4.47       0.10      3.26    3658.8     110
45962     42 - 45 feet       12.6      4015    120.82     208.5     28.00    10.5      0.35       0.07      2.49     364.5     377
45963     45 - 48 feet       17.6      1748    323.04     227.8     45.45     6.7      4.42       0.07      2.93    3209.4     155
45964     48 - 51 feet      113.2     12449   2642.54    1920.3     26.42     8.0      1.09       0.13     13.04    3391.7     649
----------------------------------------------------------------------------------------------------------------------------------
45965     51 - 54 feet       78.1      1191    177.49     112.0     26.09     8.2      1.82       0.07      3.73    1239.8     357
56966     54 - 57 feet       41.6      1109    179.41     104.4     37.09     6.3      2.05       0.04      4.13     722.9     218
45967     57 - 60 feet        4.0       445    121.80     121.8     12.93     2.8      0.68       0.09      1.74     342.6     750
45968     60 - 63 feet        6.2       781     68.83      79.1      5.09     3.7      0.36       0.07      2.62     365.9     498
45969     63 - 66 feet      364.6       806     99.03      76.2     14.14     3.2      2.66       0.05      3.50    1834.8     263
----------------------------------------------------------------------------------------------------------------------------------
45970     66 - 69 feet      204.3       530    171.44     199.5     33.65     4.2      2.24       0.04      3.83    2674.6     135
45971     69 - 72 feet      366.5      2346    213.17     253.9     45.53     5.3      2.27       0.02      3.98    3327.5     127

                                                             TABLE TWELVE - A
                                                          PAPA HILL - TRENCH 12A

                                                      ACME LABORATORY SELECTED DATA

                                                      (30g ICP-MS Aqua Regia Method)

----------------------------------------------------------------------------------------------------------------------------------
SAMPLE       SAMPLE            Au        Ag        Pb        Zn        Cu       As        Sb       Bi        Mo        Ba    Ca+Mg
NUMBER      INTERVAL          ppb       ppb       ppm       ppm       ppm      ppm       ppm      ppm       ppm       ppm      /Al
----------------------------------------------------------------------------------------------------------------------------------

45643      0 - 03 feet       32.8      9668    443.37     610.8     27.77     11.4      1.12     0.10      5.82    3685.5      388
45644     03 - 06 feet       45.7     16302    584.55    1277.9     60.36      9.2      3.68     0.09      3.91    3156.1      110
45645     06 - 09 feet      192.9     50606   1797.34    2178.9    156.85      9.6      4.32     0.18     25.50     986.9       74
45646     09 - 12 feet         53      5251    426.73     990.6     40.88     14.3      3.97     0.32      3.85    1651.8       23
----------------------------------------------------------------------------------------------------------------------------------

                                                             TABLE TWELVE - B
                                                          PAPA HILL - TRENCH 12B

                                                      ACME LABORATORY SELECTED DATA

                                                      (30g ICP-MS Aqua Regia Method)
-----------------------------------------------------------------------------------------------------------------------------------
SAMPLE        SAMPLE            Au        Ag        Pb        Zn        Cu       As        Sb        Bi        Mo        Ba   Ca+Mg
NUMBER       INTERVAL          ppb       ppb       ppm       ppm       ppm      ppm       ppm       ppm       ppm       ppm     /Al
-----------------------------------------------------------------------------------------------------------------------------------

45974       0 - 03 feet      127.0     21354    364.64     540.6     39.37     17.0      1.21      0.08      6.49     546.6     489
45975      03 - 06 feet       59.2     23939   1021.98    1691.6     71.99      4.3      1.98      0.07      4.22    3179.7     243
45976      06 - 09 feet        3.2      1575    387.02     586.3      8.27      4.2      0.37      <.02      2.60    3891.1     259
45977      09 - 12 feet        3.1      3350    223.19     852.2     72.34      7.7      1.24      1.05      3.41    2318.3     441
45978      12 - 15 feet        8.5       754    673.15     589.4     25.80     12.2      0.61      0.30      4.29     494.9     224
-----------------------------------------------------------------------------------------------------------------------------------

                                                             TABLE TWELVE - C
                                                          PAPA HILL - TRENCH 12C

                                                      ACME LABORATORY SELECTED DATA

                                                      (30g ICP-MS Aqua Regia Method)

----------------------------------------------------------------------------------------------------------------------------------
SAMPLE        SAMPLE            Au      Ag        Pb        Zn        Cu        As       Sb         Bi        Mo        Ba   Ca+Mg
NUMBER       INTERVAL          ppb     ppb       ppm       ppm       ppm       ppm      ppm        ppm       ppm       ppm     /Al
----------------------------------------------------------------------------------------------------------------------------------

45972       0 - 03 feet      227.5     991    271.13     203.2     53.16       4.8     2.75       0.04      9.92    3569.6     131
45973      03 - 06 feet      243.7    1307    413.46     461.3     51.64       4.8     4.97       0.04     23.71    3043.2     167
----------------------------------------------------------------------------------------------------------------------------------

                                                              TABLE THIRTEEN
                                                          PAPA HILL - TRENCH 13

                                                      ACME LABORATORY SELECTED DATA

                                                      (30g ICP-MS Aqua Regia Method)

-----------------------------------------------------------------------------------------------------------------------------------
SAMPLE        SAMPLE           Au        Ag        Pb        Zn        Cu      As        Sb         Bi        Mo        Ba    Ca+Mg
NUMBER       INTERVAL         ppb       ppb       ppm       ppm       ppm     ppm       ppm        ppm       ppm       ppm      /Al
-----------------------------------------------------------------------------------------------------------------------------------

45952      00 - 03 feet      37.3      3364   1457.96     960.7    182.53    17.7      4.53       0.90      8.60    3462.5      437
45953      06 - 09 feet      52.3      5446    800.34    1034.2    169.49    14.0     13.46       0.25      3.93    3772.5      175
45954      09 - 12 feet      14.2      3506   1229.86     530.5     51.49     9.3      1.32       0.51      3.87    3961.5      370
45955      12 - 15 feet       7.2      5610   1463.41     185.3     21.87     7.8      0.67       2.11      4.52    4108.3      666
45956      15 - 18 feet      20.6      4067   1426.41     155.0     16.48     8.1      0.95       0.18      2.46    4009.9      140
-----------------------------------------------------------------------------------------------------------------------------------
45957      18 - 21 feet      20.0      2629   1124.08     107.4     13.15    13.1      0.76       0.34      4.24    3840.7      152
45958      21 - 24 feet      14.6      3071   1691.91     254.3     75.06     9.7      0.70       0.35      5.31    3538.3      141

                                                       TABLE FOURTEEN
                                                   PAPA HILL - TRENCH 14

                                               ACME LABORATORY SELECTED DATA

                                               (30g ICP-MS Aqua Regia Method)

-----------------------------------------------------------------------------------------------------------------------------
SAMPLE          SAMPLE          Au       Ag       Pb       Zn       Cu       As       Sb       Bi       Mo       Ba    Ca+Mg
NUMBER         INTERVAL        ppb      ppb      ppm      ppm      ppm      ppm      ppm      ppm      ppm      ppm      /Al
------------ ---------------------------------------------------------------------------------------------------------------

45979        00 - 03 feet     31.3      295    99.49    101.0    10.18     12.4     0.72     0.11     4.59   2341.9      127
45980        03 - 06 feet      <.2      118    15.27     25.2     1.90      2.0     0.19     0.03     2.52    144.1      666

                                                              TABLE FIFTEEN
                                                          PAPA HILL - TRENCH 15

                                                      ACME LABORATORY SELECTED DATA

                                                      (30g ICP-MS Aqua Regia Method)

----------------------------------------------------------------------------------------------------------------------------------
SAMPLE           SAMPLE        Au        Ag        Pb        Zn        Cu       As        Sb         Bi       Mo        Ba   Ca+Mg
NUMBER          INTERVAL      ppb       ppb       ppm       ppm       ppm      ppm       ppm        ppm      ppm       ppm     /Al
----------------------------------------------------------------------------------------------------------------------------------

45981                         0.7       251     77.97      44.5      3.24      1.2      0.41       0.05     2.29    3475.7    1315

                                                            TABLE SIXTEEN
                                                        PAPA HILL - TRENCH 16

                                                    ACME LABORATORY SELECTED DATA

                                                   (30g ICP-MS Aqua Regia Method)

---------------------------------------------------------------------------------------------------------------------------------
                                                  FA
SAMPLE        SAMPLE           Au        Ag       Ag        Pb        Zn       Cu       As        Sb       Bi        Mo        Ba
NUMBER       INTERVAL         ppb       ppb      opt       ppm       ppm      ppm      ppm       ppm      ppm       ppm       ppm
---------------------------------------------------------------------------------------------------------------------------------

45982       0 - 3 feet      816.9     99999     3.22    2548.2    4732.4    363.8      6.4      4.68     0.08     40.32    3248.4

                                                           TABLE SEVENTEEN
                                                        PAPA HILL - TRENCH 17

                                                    ACME LABORATORY SELECTED DATA

                                                   (30g ICP-MS Aqua Regia Method)

----------------------------------------------------------------------------------------------------------------------------------
                                                  FA
SAMPLE        SAMPLE           Au        Ag       Ag        Pb        Zn       Cu        As        Sb       Bi        Mo        Ba
NUMBER       INTERVAL         ppb       ppb      opt       ppm       ppm      ppm       ppm       ppm      ppm       ppm       ppm
----------------------------------------------------------------------------------------------------------------------------------

45983       0 - 3 feet     1489.6     98670     2.98   8284.88    7707.9   365.71      15.3      8.24     0.05     21.81    3064.6
45984                        27.0      1354             160.82     286.6    19.23       6.2      1.61     0.05      4.42     986.4

                                                                  114

                                                              TABLE EIGHTEEN
                                                          PAPA HILL - TRENCH 18

                                                      ACME LABORATORY SELECTED DATA

                                                      (30g ICP-MS Aqua Regia Method)

----------------------------------------------------------------------------------------------------------------------------------
SAMPLE        SAMPLE          Au        Ag        Pb        Zn        Cu       As        Sb        Bi        Mo        Ba    Ca+Mg
NUMBER       INTERVAL        ppb       ppb       ppm       ppm       ppm      ppm       ppm       ppm       ppm       ppm      /Al
----------------------------------------------------------------------------------------------------------------------------------

45985       0 - 6 feet     128.2     14524    871.07    1113.3    129.14       15      9.18       0.3      7.85    2872.7       77

                                   REFERENCES

1982     Ely, Marion,  II; :General Resource Map: San Bernardino  General Plan,"
         Section 1, Chapter 2, p. 24 - 27

1988 Fife, Donald L. and Brown, Arthur R.; "Review of the Geology and Mineral Resources of the Silurian Hills: A Model for Mineralization." In Gregory, Jennifer I, and Baldwin, E. Joan, Eds., Geology of the Death Valley Region: South Coast Geological Society Annual Field Trip Guidebook #16, p. 346 - 364.

1954     Kupfer,  H. Donald;  "Geology of the  Silurian  Hills,  San  Bernardino
         County."   Division  of  Mines   Bulletin  170,   Geology  of  Southern
         California,. Map Sheet No. 19.

1980 Marcos, S.M.; "An Evaluation of the Mineral Resources of the Halloran G-E-M Resource Area": U.S. Bureau of Land Management, Unpublished Report, Riverside, California

1921 Tucker, W.B., "San Bernardino County", in Mining in California during 1920," California State Mineral Bureau Report 17, of the State Mineralogist p. 333-374.

1981 Vredenburgh, L.M., Shumway, G and Hartill, R.D., "Desert Fever: An Overview of Mining in the California Desert", Living West Press, Canoga Park, California.

1980 Weber, F.H. Jr., "Calico Silver District San Bernardino County, California," in Fife, D.L. and Brown, A.R., eds., Geology and Mineral Wealth of the California Desert, South Coast Geological Society, Santa Ana, California, p. 339-345.

1953 Wright, L.A., Stewart, R.M., Gay, T.E., Jr. and Hazenbush, G.C.; "Mines and Mineral Deposits of San Bernardino County, California," California Journal Mines and Geology, vol. 49, p. 49 - 192.



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